Exhibit 24(a)
POWER OF ATTORNEY – NORTHROP GRUMMAN CORPORATION DIRECTORS
          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the “Company”), hereby nominate and appoint W. BURKS TERRY and STEPHEN D. YSLAS, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), in his or her respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), in connection with the registration under the Act of debt securities and common stock, and guarantees of the debt securities of direct or indirect finance subsidiaries of the Company, (including the final prospectus, schedules and all exhibits and other documents filed therewith or constituting a part thereof); (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness; and (3) any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.
          Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.
          Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.
          This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Signature	Date

/s/ Lewis W. Coleman	July 25, 2008

Lewis W. Coleman

/s/ Thomas B. Fargo	July 25, 2008

Thomas B. Fargo

/s/ Victor H. Fazio	July 25, 2008

Victor H. Fazio

/s/ Donald E. Felsinger	July 25, 2008

Donald E. Felsinger

/s/ Stephen E. Frank	July 25, 2008

Stephen E. Frank

/s/ Phillip Frost	July 25, 2008

Phillip Frost

/s/ Charles R. Larson	July 25, 2008

Charles R. Larson

/s/ Richard B. Myers	July 25, 2008

Richard B. Myers

/s/ Aulana L. Peters	July 25, 2008

Aulana L. Peters

/s/ Kevin W. Sharer	July 25, 2008

Kevin W. Sharer